Exhibit 99.1

PRESS RELEASE

Reckson Associates Realty Corp.	Sard Verbinnen & Co.
625 Reckson Plaza	(212) 687-8080 (Phone)
Uniondale, NY 11556	Contact: Paul Caminiti
(516) 506-6000 (Phone)	Denise DesChenes
(516) 506-6800 (Facsimile)	Jeffrey Mathews
Contact: Susan McGuire
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Reckson Shareholders Approve

SL Green Merger

     (UNIONDALE, NEW YORK, December 7, 2006) – Reckson Associates Realty Corp. (NYSE: RA) today announced that the holders of shares of Reckson common stock voted to approve the pending Merger Agreement with SL Green Realty. Reckson stated that it appreciated the support of its shareholders throughout this process.